UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mobile Area Networks, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-3482752
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2772 Depot Street, Sanford, Florida 32773
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☑

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, no par value, registered hereunder is incorporated by reference from the description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock-Common Shares” in the prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-18439) dated December 20, 1996 filed by the Registrant with the U.S. Securities and Exchange Commission.

Item 2.  Exhibits.

a.

Articles of Incorporation*

b.

By-Laws*

c.

Form of Stock Certificate*

d.

Annual Report on Form 10-K for the period ended December 31, 2008 filed with the U.S. Securities and Exchange Commission on March 27, 2009

e.

Quarterly Report on Form 10-Q for the period ended March 31, 2009 filed with the U.S. Securities and Exchange Commission on May 13, 2009

———————

*

Incorporated by reference herein to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mobile Area Networks, Inc.

Date: July 27, 2009	By:	/s/ George Wimbish
		Name:	George Wimbish
		Title:	President & CEO